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Exhibit 23.2 - Consent of Grassi & Co., CPAs, P.C.


August 12, 2004

Board of Directors
Vermont Pure Holdings, Ltd.
Randolph, VT 05060

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Vermont Pure Holdings, LTD (the "Company") of our report dated December 31, 2002 on our audit of the consolidated financial statements of the Company as of October 31, 2002 and for the year then ended, appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 2003.

GRASSI & CO., CPAs, P.C.
2001 Marcus Ave.  Suite S265
Lake Success, New York  11042